EXHIBIT 11

                            STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER COMMON SHARE
                               (In thousands, except per share amounts)
                                              (Unaudited)
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
                                                        QUARTER ENDED                  SIX MONTHS ENDED
                                                  ---------------------------     ---------------------------
                                                    JUNE 27,       JUNE 28,         JUNE 27,       JUNE 28,
                                                      1997           1996             1997           1996
                                                  ------------   ------------     ------------   ------------
PRIMARY (a)
Earnings
  Income before extraordinary item                    $53,984        $37,860          $93,573        $63,449
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                                                      9,535
                                                  ------------   ------------     ------------   ------------
  Net income                                           53,984         37,860           93,573         72,984
                                                  ============   ============     ============   ============

Shares
  Weighted average common shares outstanding           61,518         53,778           61,370         53,546
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            735            639              870            397
                                                  ------------   ------------     ------------   ------------
  Weighted average common shares
    and equivalents                                    62,253         54,417           62,240         53,943
                                                  ============   ============     ============   ============

Earnings per common share:
  Income before extraordinary item                      $0.87          $0.70            $1.50          $1.18
  Extraordinary gain, net                                                                               0.17
                                                  ------------   ------------     ------------   ------------
                                                        $0.87          $0.70            $1.50          $1.35
                                                  ============   ============     ============   ============
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
                                                        QUARTER ENDED                  SIX MONTHS ENDED
                                                  ---------------------------     ---------------------------
                                                    JUNE 27,       JUNE 28,         JUNE 27,       JUNE 28,
                                                      1997           1996             1997           1996
                                                  ------------   ------------     ------------   ------------
FULLY DILUTED (b)
Earnings
  Income before extraordinary item                    $53,984        $37,860          $93,573        $63,449
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects                           2,525                           5,113
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects                           2,450              255          4,900
                                                  ------------   ------------     ------------   ------------
  Income before extraordinary item                     53,984         42,835           93,828         73,462
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                                                      9,535
                                                  ------------   ------------     ------------   ------------
  Net income, as adjusted                             $53,984        $42,835          $93,828        $82,997
                                                  ============   ============     ============   ============

Shares
  Weighted average common shares outstanding           61,518         53,778           61,370         53,546
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            942          1,103              988          1,126
  Adjustment for shares issuable upon assumed
    conversion of 7% Convertible Debentures                            7,107                           7,195
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures                            4,132              289          4,132
                                                  ------------   ------------     ------------   ------------
  Weighted average common shares
    and equivalents, as adjusted                       62,460         66,120           62,647         65,999
                                                  ============   ============     ============   ============

Earnings per common share:
  Income before extraordinary item                      $0.86          $0.65            $1.50          $1.11
  Extraordinary gain, net                                                                               0.15
                                                  ------------   ------------     ------------   ------------
                                                        $0.86          $0.65            $1.50          $1.26
                                                  ============   ============     ============   ============

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
                                                        QUARTER ENDED                  SIX MONTHS ENDED
                                                  ---------------------------     ---------------------------
                                                    JUNE 27,       JUNE 28,         JUNE 27,       JUNE 28,
                                                      1997           1996             1997           1996
                                                  ------------   ------------     ------------   ------------
SUPPLEMENTARY  (c)
Earnings
  Income before extraordinary item                                   $37,860                         $63,449
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects                           2,523                           5,110
                                                                 ------------                    ------------
  Income before extraordinary item                                    40,383                          68,559
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                                                      9,535
                                                                 ------------                    ------------
  Net income, as adjusted                                            $40,383                         $78,094
                                                                 ============                    ============

Shares
  Weighted average common shares outstanding                          53,778                          53,546
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                                           639                             397
  Adjustment for shares issuable assuming the
    conversion of 7% Convertible Debentures
    occurred at the beginning of the period                            7,104                           7,193
                                                                 ------------                    ------------
  Weighted average common shares
    and equivalents, as adjusted                                      61,521                          61,136
                                                                 ============                    ============

Earnings per common share:
  Income before extraordinary item                                     $0.66                           $1.12
  Extraordinary gain, net                                                                               0.16
                                                                 ------------                    ------------
                                                                       $0.66                           $1.28
                                                                 ============                    ============


(a) These figures agree with the related amounts in the Consolidated Statement of Operations.
(b) Fully diluted earnings per common share for the quarter and six months ended June 27, 1997, and June 28, 1996, reflect the assumed conversion of the Company's 7% and 8% Convertible
    Subordinated Debentures.
(c) Supplemental earnings per common share for the quarter and six months ended June 28, 1996, reflect the assumed conversion of the Company's 7% Convertible Subordinated Debentures,
    whereas these convertible securities were not outstanding in the same periods of 1997.
    The supplemental earnings per share amounts reflect the primary earnings per share amounts as if the conversion had occurred at the beginning of the period.
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